UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 19, 2025, National CineMedia, Inc. (“NCM, Inc.” or the “Company”), as sole manager of National CineMedia LLC (“NCM LLC”), provided written notices setting forth the determination of common membership units due to/from the members of NCM LLC as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”) and Cinemark Holdings, Inc. (“Cinemark”). Regal was a party to the Common Unit Adjustment Agreement until July 14, 2023 when Regal waived its rights under the Common Unit Adjustment Agreement. AMC and Cinemark are referred to collectively as the “ESA Parties”. The settlements in accordance with the Common Unit Adjustment Agreement are expected to be due on April 2, 2025, the settlement date.

The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the ESA Parties, based on increases or decreases in attendance associated with new theater construction or acquisitions and dispositions or closures by each ESA Party. The adjustment of membership units pursuant to the Common Unit Adjustment Agreement is conducted annually, except that an earlier adjustment will occur for an ESA Party if its acquisition or disposition of theaters, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.

Following is a summary of the beneficial ownership of NCM LLC units that will result from this most recent common unit adjustment for the fiscal year ended December 26, 2024:

ESA Parties	Number of Units Owned Prior to Adjustment (1)	Number of Units issued per 2024 Adjustment		Total Number of Units Owned Post Adjustment
AMC	3,290	(3,290)	(2)	—
Cinemark	—	—	(2)	—
NCM, Inc.	95,755,491	—		95,758,781
Total	95,758,781	(3,290)		95,758,781

(1)
The units reflected are as of December 26, 2024.
(2)
The 2024 Common Unit Adjustment calculated for AMC and Cinemark are negative 13,514 and 10,757 units, respectively, which are expected to be satisfied by paying to NCM LLC an amount calculated pursuant to the Common Unit Adjustment Agreement.

Following the return of these common membership units pursuant to the Common Unit Adjustment Agreement for the fiscal year ended December 26, 2024, each ESA Party’s beneficial ownership interest in NCM LLC will change as follows:

ESA Parties	Ownership Interest Prior to Adjustment		Ownership Interest Post Adjustment	Change
AMC	0.0%	(1)	0.0%	+0.0	(2)
Cinemark	0.0%		0.0%	+0.0
NCM, Inc.	99.9%		100.0%	+0.1

(1)
Ownership interest is less than 0.01%
(2)
Change in ownership is less than +0.01

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2025, the Board of Directors (the “Board”) of the Company adopted an amendment to Section 3.02 (the “Amendment”) of the Company’s Amended and Restated Bylaws (the “Bylaws”) that, effective immediately prior to the start of the Company’s 2025 Annual Meeting of Stockholders to occur on May 1, 2025, reduces the number of directors from nine to seven.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Company's Amended and Restated Bylaws, dated March 17, 2025.
10.1

Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission) (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	March 20, 2025	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief Financial Officer